UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 26, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD

Disclosure."

On October 25, 2007, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the third quarter of 2007 and reaffirmed financial guidance for full-year 2007. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99-Press Release dated October 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2007

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

October 25, 2007

Cummins reports strong third quarter revenues and earnings; reaffirms guidance for record profit in 2007

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported record revenues and higher earnings for the third quarter, led by quarterly-best sales in three of its four business segments. Given the Company's performance through the first nine months of 2007 and the outlook for the fourth quarter, Cummins remains on pace to meet its earnings guidance of $7.15-$7.65 a share, which would make 2007 the most profitable year in company history.

Sales grew 20 percent to $3.37 billion, from $2.81 billion during the same period in 2006, eclipsing the Company's previous high mark set in the second quarter of 2007. Net income for the third quarter increased 7.6 percent to $184 million, or $1.84 per diluted share, from $171 million, or $1.69 per diluted share in the third quarter last year.

Earnings Before Interest and Taxes (EBIT) rose 3.4 percent to $306 million, or 9.1 percent of sales, from $296 million, or 10.5 percent of sales, in the same period in 2006. Earnings growth was moderated by a downturn at some OEM customers, and the expected higher costs associated with the introduction of new emissions-related products.

"We continue to experience significant growth in most of our markets around the world, and are well-positioned to take advantage of many opportunities for future growth," said Cummins Chairman and Chief Executive Officer Tim Solso. "Our technology leadership has resulted in a sustainable competitive advantage for Cummins, and we remain focused on producing profitable growth for all our stakeholders."

In the Company's Engine business, gains in many markets - most notably in the light-duty automotive, medium-duty truck, construction and mining markets - propelled the segment to a 17 percent sales increase compared to the same period last year. That increase came despite continued weakness in the North America heavy-duty truck engine market related to emission regulation changes. The industry forecast for trucks in that market is now approximately 180,000 units for the full year 2007, down almost 50 percent from 2006.

Even though this market is down significantly from the prior year, the Company continues to gain market share, reflecting customer preference for Cummins' emissions-compliant products. Through August, the Company held a market-leading 36 percent share of the North America Class 8 truck engine market, compared to 27 percent at the end of 2006.

The Company's Power Generation business reported record sales of $776 million in the quarter, a 24 percent increase from the third quarter of 2006, and saw Segment EBIT jump 46 percent over the same period, on strong volumes and improved pricing.

The Distribution Business reported record sales and Segment EBIT in the third quarter, with sales increasing 14 percent to $395 million and Segment EBIT growing 21 percent from the third quarter of 2006.

The Components segment - which includes the filtration, exhaust aftertreatment, turbocharger and fuel systems businesses - reported significantly improved profitability and higher sales compared to the third quarter of 2006. Segment sales increased 31 percent from 2006, while segment EBIT increased 79 percent over last year.  Gross margins for the segment were affected by the costs associated with the introduction of new emissions-compliant products, but emphasis on cost reduction across the segment resulted in stronger EBIT performance.

The Company's strong performance and improved working capital management resulted in increased cash flow from operations in the third quarter, compared to both the previous quarter and the same period in 2006. Cummins purchased 1.5 million shares of its common stock at a cost of $174 million as part of the stock repurchase program authorized by the Company in July 2006. Cummins also continued to invest in growth opportunities during the third quarter and expects to spend $320 million to $340 million on capital projects in 2007.

The Company shared its growth message and financial targets at a conference for financial analysts in September at the Company's Jamestown (N.Y.) Engine Plant. During that conference, the Company outlined its plans to achieve continued profitable growth over the next several years, with an overall revenue growth target of 12 percent and EBIT target of 10 percent of sales.

The Company also expects to spend $2.5 billion on capital expenditures in the next five years to meet the demand for current and future products, and with its partners, invest another $1 billion into growing joint venture operations around the world.

Also, this month J.D. Power and Associates gave Cummins its highest award for customer satisfaction in the vocational truck engine category. The Cummins ISX and

ISM heavy-duty engines, manufactured at the Jamestown Engine Plant, comprise almost all the Cummins models in this market segment.

Third quarter details

Engine Segment
Sales rose 17 percent to a record $2.15 billion. Segment EBIT of $155 million, or 7.2 percent of sales, was 15 percent lower than $183 million (9.9 percent of sales) for the same period in 2006. Segment EBIT was negatively affected by higher material costs and warranty costs for new emissions-compliant engines.

Shipments to the light-duty automotive markets grew 38 percent for the quarter, while global medium-duty truck engines shipments increased 23 percent. Joint venture income related to engine sales also increased, due to strength at Dongfeng Cummins Engine Co. in China.

Power Generation Segment
he segment continued its extremely strong performance in the third quarter, with sales increasing 24 percent from a year ago to a record $776 million. Segment EBIT rose 46 percent to $83 million, or 10.7 percent of sales, compared to $57 million, or 9.1 percent of sales.

Sales in the Company's Commercial business - the segment's largest - rose 34 percent, with North America, Latin America and Europe driving the growth. Alternator sales grew 40 percent, led by sales in Europe, China and India. The Company's consumer business grew by 10 percent, driven by strength in portable generator sets to international markets and gains in marine and commercial mobile sales.

Distribution Segment
Sales increased 14 percent from the same period in 2006 to $395 million. Segment EBIT of $46 million, or 11.6 percent of sales, was a quarterly record and a 21.1 percent increase from $38 million, or 11 percent of sales, for the same period in 2006. Power generation sales in the Middle East, engine and parts sales in Europe and strong growth at the Company's North American distributor joint ventures were key drivers of the business' performance in the quarter.

Components Segment
Sales grew 31 percent from the same period in 2006 to $741 million, with Turbo Technologies increasing 46 percent, Emission Solutions increasing 220 percent and Filtration reporting an 8 percent increase in sales, compared to the third quarter of 2006.

Segment EBIT rose 79 percent to $34 million, or 4.6 percent of sales, compared to $19 million, or 3.4 percent of sales last year.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.  Management also believes that certain other non-GAAP measures, such as net income excluding one-time tax benefits and cash flow from operations excluding pension contributions, can provide meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that affect the overall comparability.

Forward-looking statements disclosure
Information provided in this release and on the webcast that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended			Nine months ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net Sales	$3,372	$2,809	$3,343	$9,532	$8,329
Cost of sales	2,720	2,192	2,673	7,658	6,500
Gross margin	652	617	670	1,874	1,829

Operating expenses and income
Selling and administrative expenses	340	291	314	937	853
Research and engineering expenses	82	81	74	236	243
Investee equity, royalty and other income	58	37	52	146	105
Other operating income (expenses), net	1	(4)	7	6	(3)

Operating earnings	289	278	341	853	835

Interest income	9	14	7	27	33
Interest expense	14	23	14	44	76
Other income, net	8	4	6	23	8
Earnings before income taxes and minority interests	292	273	340	859	800

Provision for income taxes	97	92	112	284	244
Minority interests in earnings of consolidated subsidiaries	11	10	14	34	30

Net earnings	$184	$171	$214	$541	$526

Earnings per common share (b)
Basic	$1.86	$1.70	$2.14	$5.43	$5.62
Diluted	$1.84	$1.69	$2.13	$5.39	$5.23

Cash dividends declared per share	$0.25	$0.18	$0.18	$0.61	$0.48

       (a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.
(b)    All per share amounts reflect the two-for-one stock split distributed April 9, 2007.

Certain reclassifications have been made to 2006 amounts to conform to the 2007 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	September 30,	December 31,
	2007	2006
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$624	$840
Marketable securities	120	95
Receivables, net	2,025	1,767
Inventories	1,770	1,393
Other current assets	408	393
Total current assets	4,947	4,488
Long-term assets
Property, plant and equipment, net	1,544	1,574
Investments in and advances to equity investees	448	345
Goodwill	371	356
Other intangible assets, net	160	128
Other assets	562	574
Total assets	$8,032	$7,465

LIABILITIES
Current liabilities
Short-term borrowings	$115	$164
Accounts payable	1,345	1,104
Other accrued expenses	1,244	1,131
Total current liabilities	2,704	2,399
Long-term liabilities
Long-term debt	549	647
Other liabilities	1,309	1,363
Total liabilities	4,562	4,409

MINORITY INTERESTS	275	254
SHAREHOLDERS' EQUITY (b)
Common stock, $2.50 par value, 300 shares authorized, 110.2 and 110.0 shares issued	276	137
Additional paid-in capital	1,426	1,500
Retained earnings	2,488	2,009
Treasury stock, at cost, 8.1 and 5.8 shares	(469)	(212)
Common stock held in trust for employee benefit plans, 3.4 and 3.8 shares	(82)	(92)
Unearned compensation	(12)	(14)
Accumulated other comprehensive loss	(432)	(526)
Total shareholders' equity	3,195	2,802
Total liabilities, minority interests and shareholders' equity	$8,032	$7,465

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

(b)    All share amounts reflect the two-for-one stock split distributed April 9, 2007.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
	September 30,	October 1,
	2007	2006
	Millions
Net cash provided by operating activities	$523	$613

Cash flows from investing activities
Capital expenditures	(182)	(152)
Investments in internal use software	(46)	(33)
Proceeds from the disposal of property, plant and equipment	33	32
Investments in and advances to equity investees	(27)	(10)
Acquisition of businesses, net of cash acquired	(20)	-
Investments in marketable securities-acquisitions	(307)	(180)
Investments in marketable securities-liquidations	295	159
Purchases of other investments	(52)	-
Other, net	(17)	(1)
Net cash used in investing activities	(323)	(185)
Cash flows from financing activities
Proceeds from borrowings	3	80
Payments on borrowings and capital lease obligations	(122)	(132)
Dividend payments on common stock	(63)	(47)
Proceeds from issuing common stock	3	8
Repurchases of common stock	(210)	(76)
Other, net	(38)	(16)
Net cash used in financing activities	(427)	(183)
Effect of exchange rate changes on cash and cash equivalents	11	3
Net (decrease) increase in cash and cash equivalents	(216)	248
Cash and cash equivalents at beginning of year	840	779
Cash and cash equivalents at end of period	$624	$1,027

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items(1)	Total
	Millions
Three months ended September 30, 2007
External sales	$1,890	$594	$494	$394	$-	$3,372
Intersegment sales	263	182	247	1	(693)	-
Net sales	2,153	776	741	395	(693)	3,372
Investee equity, royalty and other income	24	5	3	26	-	58
Interest income	6	1	1	1	-	9
Segment EBIT	155	83	34	46	(12)	306

Three months ended October 1, 2006
External sales	$1,619	$487	$361	$342	$-	$2,809
Intersegment sales	223	137	203	4	(567)	-
Net sales	1,842	624	564	346	(567)	2,809
Investee equity, royalty and other income	16	4	2	15	-	37
Interest income	11	2	1	-	-	14
Segment EBIT	183	57	19	38	(1)	296

Three months ended July 1, 2007
External sales	$1,855	$605	$516	$367	$-	$3,343
Intersegment sales	254	164	241	1	(660)	-
Net sales	2,109	769	757	368	(660)	3,343
Investee equity, royalty and other income	25	4	(1)	24	-	52
Interest income	6	1	-	-	-	7
Segment EBIT	186	88	48	46	(14)	354

Nine months ended September 30, 2007
External sales	$5,267	$1,730	$1,465	$1,070	$-	$9,532
Intersegment sales	760	490	690	2	(1,942)	-
Net sales	6,027	2,220	2,155	1,072	(1,942)	9,532
Investee equity, royalty and other income	66	12	1	67	-	146
Interest income	20	4	2	1	-	27
Segment EBIT	469	248	106	131	(51)	903

Nine months ended October 1, 2006
External sales	$4,898	$1,365	$1,079	$987	$-	$8,329
Intersegment sales	661	393	603	12	(1,669)	-
Net sales	5,559	1,758	1,682	999	(1,669)	8,329
Investee equity, royalty and other income	51	10	6	38	-	105
Interest income	25	5	1	2	-	33
Segment EBIT	552	158	84	105	(23)	876

(1)  Includes intercompany eliminations and unallocated corporate expenses.

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			Nine months ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
	Millions
Segment EBIT	$306	$296	$354	$903	$876
Less:
Interest expense	14	23	14	44	76
Earnings before income taxes and minority interests	$292	$273	$340	$859	$800

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			Nine Months Ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
	Millions
Earnings before interest expense, income taxes and minority interests	$306	$296	$354	$903	$876

EBIT as a percentage of net sales	9.1%	10.5%	10.6%	9.5%	10.5%

Less:
Interest expense	14	23	14	44	76
Provision for income taxes	97	92	112	284	244
Minority interests in earnings of consolidated subsidiaries	11	10	14	34	30
Net earnings	$184	$171	$214	$541	$526

Net earnings as a percentage of net sales	5.5%	6.1%	6.4%	5.7%	6.3%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

Cash from operations excluding pension contributions

	For the nine months ended
	September 30,	October 1,
	2007	2006
Cash provided by operations	$523	$613
Add back: pension contributions	144	154
Cash provided by operations excluding pension contributions	$667	$767

We believe cash provided by operations excluding pension contributions is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to funding decisions.  This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			Nine months ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
	Millions (except per share amounts)
Net earnings for basic EPS	$184	$171	$214	$541	$526
Interest on junior convertible subordinated debentures, net of tax	-	-	-	-	6
Net earnings for diluted EPS	$184	$171	$214	$541	$532
Weighted-average common shares outstanding:
Basic	99.1	100.7	100.0	99.7	93.6
Dilutive effect of stock compensation awards	0.8	0.8	0.6	0.6	0.8
Dilutive effect of junior convertible subordinated debentures	-	-	-	-	7.3
Diluted	99.9	101.5	100.6	100.3	101.7
Earnings per common share:
Basic	$1.86	$1.70	$2.14	$5.43	$5.62
Diluted	$1.84	$1.69	$2.13	$5.39	$5.23

The Board of Directors authorized a two-for-one split of Cummins stock on March 8, 2007, which was distributed on April 9, 2007, to shareholders of record as of March 26, 2007. All share and per share amounts have been adjusted to reflect the two-for-one stock split.

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings for the interim reporting periods was as follows:

	Three months ended			Nine months ended
	September 30,	October 1,	July 1,	September 30,	October 1,
	2007	2006	2007	2007	2006
	Millions
North American Distributors	$22	$13	$22	$59	$34
Dongfeng Cummins Engine Company, Ltd.	12	4	11	29	16
Chongqing Cummins Engine Company, Ltd.	5	6	5	15	13
Cummins MerCruiser Diesel Marine LLC.	2	-	4	9	4
Tata Cummins Limited	3	2	4	9	8
Fleetguard Shanghai Filter Co. Ltd.	1	2	2	4	4
All others	9	2	2	12	10
Cummins share of net earnings	54	29	50	137	89
Royalty and other income	4	8	2	9	16
Investee equity, royalty and other income	$58	$37	$52	$146	$105

 NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and research tax credits.

Our effective tax rate for the three and nine months ended September 30, 2007, was 33 percent.  Our 2006 provision was reduced in the second quarter by $28 million due to the favorable resolution of tax uncertainties related to prior years. In addition, our 2006 provision was increased in the first quarter by $12 million for the effect of new Indiana tax legislation. As a result, our effective tax rate for the three and nine months ended October 1, 2006, was 34 percent and 31 percent, respectively.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and October 1, 2006, was $215 million and $222 million, respectively.

NOTE 5.  SHIPPING AND HANDLING COSTS

Our shipping and handling costs are expensed as incurred. Those shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Condensed Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are now classified as "Cost of sales."  This presentation is more consistent with current industry practice.  For purposes of comparability, the $37 million and $96 million previously classified as "Selling and administrative expenses" in the three and nine months ended October 1, 2006, has been adjusted retrospectively to apply the new method.  This change had no impact on operating earnings, EBIT, net earnings, or earnings per share.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL STATEMENTS OF EARNINGS INFORMATION
(Unaudited)

Shipping and handling costs associated with operations of our inventory distribution centers and warehouse facilities were previously classified as "Selling and administrative expenses" in our Consolidated Statements of Earnings.  In accordance with Emerging Issues Task Force (EITF) Issue No. 00-10 "Accounting for Shipping and Handling Fees and Costs," we previously disclosed the amount of shipping and handling costs included as "Selling and administrative expenses" in the notes to our consolidated financial statements.  Beginning January 1, 2007, we revised our accounting policy and all shipping and handling costs are classified as "Cost of sales." This presentation is more consistent with current industry practice. For purposes of comparability, amounts previously classified as "Selling and administrative expenses" in previous periods have been adjusted retrospectively to apply the new method. The Consolidated Statements of Earnings for each of the quarterly periods in 2006 and for the 2006 and 2005 annual periods with all shipping and handling costs included in "Cost of sales" follows:

	For the three months ended				For the years ended
	April 2,	July 2,	October 1,	December 31,	December 31,
	2006	2006	2006	2006	2006	2005
	Millions
Net sales	$2,678	$2,842	$2,809	$3,033	$11,362	$9,918
Cost of sales	2,112	2,196	2,192	2,397	8,897	7,874

Gross margin	566	646	617	636	2,465	2,044

Operating expenses and income
Selling and administrative expenses	268	294	291	300	1,153	1,003
Research and engineering expenses	82	80	81	78	321	278
Investee equity, royalty and other income	31	37	37	35	140	131
Other operating income (expenses), net	1	-	(4)	3	-	-

Operating earnings	248	309	278	296	1,131	894

Interest income	9	10	14	14	47	24
Interest expense	27	26	23	20	96	109
Other (expenses) income, net	(2)	6	4	(7)	1	(11)

Earnings before income taxes and minority interests	228	299	273	283	1,083	798

Provision for income taxes	85	67	92	80	324	216
Minority interests in earnings of consolidated subsidiaries	8	12	10	14	44	32

Net earnings	$135	$220	$171	$189	$715	$550

Note:
Amounts reclassified from "Selling and administrative expenses" to "Cost of sales"	$33	$26	$37	$34	$130	$142